Lightbridge Announces Third Quarter 2006 Financial Results
Authorize.Net Revenue Grows 24% over Prior Year and
Achieves Record Levels in Transaction Volumes and Dollars Processed
Company Announces $15 Million Stock Repurchase Program
Burlington, MA — Wednesday, November 1, 2006— Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the quarter ended September 30, 2006.
Results
Revenue from continuing operations for the third quarter of 2006 was $23.3 million compared to $27.2 million for the third quarter of 2005. This represents a decrease of 14% compared to the prior year due to lower revenue from Telecom Decisioning Services (TDS) clients. Authorize.Net revenue for the third quarter of 2006 was a record $14.5 million, an increase of 24% over the $11.7 million reported in the third quarter of 2005.
Income from continuing operations was $274,000, or $0.01 per fully diluted share, for the third quarter of 2006, versus $1.3 million, or $0.05 per fully diluted share, reported for the third quarter of 2005.
Third quarter 2006 results included share-based compensation expense of approximately $666,000 reflecting the adoption of SFAS 123(R). Restructuring and asset impairment charges were $3.2 million. This amount was comprised of $2.4 million for the impairment of assets related to the Company’s decision to exit the TDS business and $800,000 in restructuring and asset impairment charges related to the closing of the Company’s Liverpool, Nova Scotia contact center. Third quarter 2005 results included restructuring and asset impairments charges of $1.5 million. For the third quarter of 2006, income from continuing operations before share-based compensation expense, restructuring and asset impairment charges (a non-GAAP financial measure) was $4.1 million, or $0.15 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Total revenue from continuing operations for the first nine months of 2006 was $75.0 million compared to $81.0 million for the first nine months of 2005. Income from continuing operations for the first nine months of 2006 was $2.3 million, or $0.08 per fully diluted share, versus income from continuing operations of $4.8 million, or $0.18 per fully diluted share, for the first nine months of 2005. The nine months ended September 30, 2006 results include share-based compensation expense of $3.4 million, restructuring and asset impairment charges of $5.5 million, and the NetMoneyIN, Inc. patent litigation settlement of $1.5 million in

Lightbridge Announces Third Quarter 2006 Financial Results—Page 2
the second quarter of 2006. Included in the first nine months of 2005 was $1.9 million in restructuring and asset impairment charges.
For the first nine months of 2006, income from continuing operations before share-based compensation expense, restructuring and asset impairment charges and the above-described patent litigation settlement (a non-GAAP financial measure) was $12.7 million, or $0.45 per fully diluted share. A detailed reconciliation of the GAAP and non-GAAP measures is included at the end of this release.
Stock Repurchase Program
The Company also announced today that in line with its efforts to increase shareholder value and demonstrate confidence in the Company’s long-term prospects, the Company’s board of directors has authorized a stock repurchase program for up to $15 million of its common stock. The terms of the repurchase program allow the Company, at its discretion, to make purchases in the open market or through private transactions from time to time depending on market conditions through December 31, 2008.
Business Perspective
“We are very pleased with our third quarter results, driven by another solid quarter of Authorize.Net revenue,” said Robert Donahue, president and CEO. “This is our ninth consecutive quarter of revenue growth at Authorize.Net with the business achieving record levels in transactions and dollars processed. Our confidence in Authorize.Net’s ability to achieve attractive revenue growth and profit margins remains high.”
Donahue continued, “In early October, we announced plans to exit our TDS business. We have devoted significant management attention to this business and, ultimately, when faced with the prospect of continuing operations without the Sprint Nextel business, decided it was in the best interest of our shareholders to exit the TDS business completely. This decision will allow us to fully focus on the payment processing business where outstanding growth opportunities exist.”
“We are also pleased to announce a stock repurchase program of up to $15 million. The board and the executive team have been evaluating measures to leverage our significant cash balance and maximize shareholder value. We believe this program further underscores our confidence that we can continue to profitably grow our business.”
Authorize.Net Metrics
•	Processed a record $7.7 billion of merchant transactions in the third quarter, up 30% compared to the same period in 2005.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 3
•	Processed a record 75.2 million transactions in the third quarter, a 21% increase over the comparable quarter last year.
•	Gross merchant adds in the third quarter of 2006 were 17,411, with net merchant adds totaling 7,765, up 36% compared to the same period in 2005.
•	Active merchants as of September 30, 2006 were a record 157,869, up 21% over the prior year.
Cash and Short-Term Investments
At September 30, 2006, Lightbridge’s cash and short-term investment position was $105.8 million, compared to $84.8 million at December 31, 2005. This includes funds held for merchants of $8.5 million compared to $7.1 million at December 31, 2005.
Company Performance versus Previous Guidance — Third Quarter 2006
Lightbridge’s revenue of $23.3 million was at the mid point of the Company’s guidance of $22.4 to $24.2 million for the third quarter of 2006. The Company’s guidance included revenue expectations for Authorize.Net of $13.9 to $14.7 million, with actual results for this business reported at $14.5 million.
Lightbridge’s previously issued guidance for earnings per fully diluted share of $0.03 to $0.11 excluded the non-cash asset impairment charge of $2.4 million or $0.08 per fully diluted share related to the decision to exit the TDS business. Fully diluted earnings per share were $0.01 for the third quarter of 2006, which, if adjusted for the impairment charge above, were at the high end of the adjusted earnings range. Earnings per fully diluted share before share-based compensation expense and restructuring and asset impairment charges (a non-GAAP financial measure) were $0.15, at the high end of the guided range of $0.08 to $0.16 for the third quarter of 2006.
Business Outlook
Guidance for the fourth quarter of 2006 is only current as of today, November 1, 2006. The Company undertakes no obligation to update its estimates.
•	The Company anticipates revenue for the fourth quarter of 2006 to be in the range of $19.3 to $21.1 million, reflecting reduced TDS revenue expectations. Authorize.Net expects to contribute in the range of $15.3 to $16.1 million.
•	The Company anticipates net income (loss) per fully diluted share for the fourth quarter of 2006 to be in the range of ($0.03) to $0.05. The Company anticipates share-based compensation expense in the fourth

Lightbridge Announces Third Quarter 2006 Financial Results—Page 4
quarter of 2006 associated with the expensing of stock options in accordance with SFAS 123(R) in the range of $400,000 to $600,000, or $0.01 to $0.02 per fully diluted share. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. The Company expects to record restructuring charges in the range of $2.1 to $2.4 million or $0.07 to $0.08 per fully diluted share in the fourth quarter related to the decision to exit the TDS business.
•	For the fourth quarter of 2006, net income per fully diluted share before share-based compensation expense and restructuring charges related to the decision to exit the TDS business (a non-GAAP financial measure) is anticipated to be in the range of $0.06 to $0.14.
Non-GAAP Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, (GAAP), the Company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. Such measures exclude share-based compensation expense, restructuring and asset impairment charges, and the NetMoneyIN, Inc. patent litigation settlement expense in the second quarter of 2006. The Company uses the modified prospective method to report compensation charges associated with the expensing of stock options. Results for prior periods have not been adjusted to reflect non-GAAP financial performance. Management believes these non-GAAP financial measures assist in providing a more complete understanding of the Company’s underlying operational results and trends and in allowing for a more comparable presentation of results in the reported period to those in prior periods that did not include SFAS 123(R) share-based compensation. Management uses these measures along with their corresponding GAAP financial measures to help manage the Company’s business and to help evaluate its performance compared to the marketplace. However, the presentation of non-GAAP financial measures is not meant to be considered in isolation or as superior to or as a substitute for financial information provided in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and, therefore, may not be comparable to, similarly titled measures used by other companies. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, contained in the attached exhibits and found on the Company’s website at: www.lightbridge.com.
Conference Call Information
Lightbridge will conduct a conference call today, November 1 at 5:00 pm (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the

Lightbridge Announces Third Quarter 2006 Financial Results—Page 5
phone by dialing 1-877-427-0636 or for international callers by dialing 973-935-2970. The replay will be available one hour after the call and can be accessed by dialing 877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 7923913. The replay will be available until Wednesday, November 15, 2006.
About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contact:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com
Note to Editors: LIGHTBRIDGE and AUTHORIZE.NET are registered trademarks and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s focus on the payment processing business where outstanding growth opportunities exist, high confidence in Authorize.Net’s ability to achieve attractive revenue growth and profit margins, confidence that it can continue to profitably grow its business, fourth quarter of 2006 financial guidance and belief that its presentation of non-GAAP financial measures is useful to investors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) the adverse impact that the Company’s decision to exit the TDS business will have on its revenues, net income, stock price, and future business and operations, (ii) risks and costs associated with the Company’s continuing commitments under TDS customer contracts and TDS related operating leases and the difficulty of transitioning TDS customers to other vendors and subleasing or exiting facilities, as the case may be, (iii) risks and costs associated with the termination of employees, (iv) dependence on a limited number of clients, (v) the Company’s revenue concentration in the wireless telecommunications business, (vi) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (vii) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (viii) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or its decision to exit the TDS business, (ix) the impact of compensation expense, restructuring, asset impairment and other charges on the Company’s business and operations including, without limitation, those related to the Company’s decision to exit the TDS business, (x) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions, (xi) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules and governmental regulations, changes in the application of existing laws and the impact of new laws, and dependence on relationships with resellers, certain financial institutions and third party payment processors, and (xii) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K, second quarter 2006 Quarterly Report on Form 10-Q and other public filings. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 6
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)
Restated for discontinued operations

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

Revenues	$23,275	$25,223	$27,232

Cost of revenues	9,021	10,782	12,288

Gross profit	14,254	14,441	14,944

Operating expenses:
Engineering and development	2,726	2,946	3,502
Sales and marketing	4,863	4,939	4,461
General and administrative	3,254	5,781	4,113
Restructuring charges and related asset impairments	3,187	937	1,544

Total operating expenses	14,030	14,603	13,620

Income (loss) from operations	224	(162)	1,324

Other income, net	1,269	1,099	489

Income from continuing operations before provision for income taxes	1,493	937	1,813

Provision for income taxes	1,219	83	558

Income from continuing operations	274	854	1,255

Discontinued operations, net of income taxes:
Gain on sale of INS business	—	—	—
Discontinued operations	—	—	(268)

Total discontinued operations, net of income taxes	—	—	(268)
Net income	$274	$854	$987

Net income (loss) per common share (basic):
From continuing operations	$0.01	$0.03	$0.05
From discontinued operations	—	—	(0.01)

Net income per common share (basic):	$0.01	$0.03	$0.04

Net income (loss) per common share (diluted):
From continuing operations	$0.01	$0.03	$0.05
From discontinued operations	—	—	(0.01)

Net income per common share (diluted):	$0.01	$0.03	$0.04

Basic weighted average shares	27,322	27,243	26,678

Diluted weighted average shares	28,364	28,331	27,345

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$52	$51	$—
Engineering and development	73	106	—
Sales and marketing	27	27	—
General and administrative	514	971	414

	$666	$1,155	$414

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 7
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
(in thousands, except per share data)
Restated for discontinued operations

	Nine Months Ended
	September 30, 2006	September 30, 2005

Revenues	$75,040	$80,969

Cost of revenues	31,540	37,800

Gross profit	43,500	43,169

Operating expenses:
Engineering and development	8,909	10,978
Sales and marketing	14,574	13,375
General and administrative	13,794	11,734
Restructuring charges and related asset impairments	5,517	1,920

Total operating expenses	42,794	38,007

Income from operations	706	5,162

Other income, net	3,378	1,079

Income from continuing operations before provision for income taxes	4,084	6,241

Provision for income taxes	1,793	1,479

Income from continuing operations	2,291	4,762

Discontinued operations, net of income taxes:
Gain on sale of INS business	—	12,689
Discontinued operations	468	(2,352)

Total discontinued operations, net of income taxes	468	10,337

Net income	$2,759	$15,099

Net income per common share (basic):
From continuing operations	$0.08	$0.18
From discontinued operations	0.02	0.39

Net income per common share (basic):	$0.10	$0.57

Net income per common share (diluted):
From continuing operations	$0.08	$0.18
From discontinued operations	0.02	0.38

Net income per common share (diluted):	$0.10	$0.56

Basic weighted average shares	27,197	26,631

Diluted weighted average shares	28,158	27,120

(a) Share-based compensation expense is included in the above expense categories:

Cost of revenues	$197	$—
Engineering and development	360	—
Sales and marketing	96	—
General and administrative	2,779	414

	$3,432	$414

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 8
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)
Restated for discontinued operations

	Three Months Ended
	September 30, 2006	June 30, 2006	September 30, 2005

Revenues:
TDS	$8,801	$11,306	$15,518
Payment Processing	14,474	13,917	11,714

Total revenues	$23,275	$25,223	$27,232

Gross Profit:
TDS	$2,881	$3,452	$5,776
Payment Processing	11,425	11,040	9,168

Sub-total — Reportable segments	14,306	14,492	14,944
Reconciling items (1)	(52)	(51)	—

Total gross profit	$14,254	$14,441	$14,944

Gross Profit %:
TDS	32.7%	30.5%	37.2%
Payment Processing	78.9%	79.3%	78.3%

Sub-total — Reportable segments	61.5%	57.5%	54.9%
Reconciling items (1)	-0.2%	-0.2%	0.0%

Total gross profit %	61.2%	57.3%	54.9%

Operating Income (loss):
TDS	$1,255	$1,345	$2,859
Payment Processing	4,587	4,180	3,255

Sub-total — Reportable segments	5,842	5,525	6,114
Reconciling items (2)	(5,618)	(5,687)	(4,790)

Consolidated total	$224	$(162)	$1,324

(1) — Represents share-based compensation unallocated to gross profit.

(2) — Reconciling items from segment operating income to consolidated operating income (loss) include the following:

	Three Months Ended
	September 30, 2006		June 30, 2006		September 30, 2005

Restructuring costs	$(3,187)		$(937)		$(1,544)
Share-based compensation expense	(666	) (a)	(1,104	)(a)	(414)
Litigation settlement, net			(1,500)		—
Unallocated corporate and centralized marketing, general and administrative expenses	(1,765)		(2,146)		(2,832)

Total	$(5,618)		$(5,687)		$(4,790)

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 9
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information (a)
(in thousands, except percentage amounts)
Restated for discontinued operations

	Nine Months Ended
	September 30, 2006	September 30, 2005
Revenues:
TDS	$33,195	$48,408
Payment Processing	41,845	32,561

Total revenues	$75,040	$80,969

Gross Profit:
TDS	$10,644	$17,727
Payment Processing	33,054	25,442

Sub-total — Reportable segments	43,698	43,169
Reconciling items (1)	(198)	—

Total gross profit	$43,500	$43,169

Gross Profit %:
TDS	32.1%	36.6%
Payment Processing	79.0%	78.1%

Sub-total — Reportable segments	58.2%	53.3%
Reconciling items (1)	-0.3%	0.0%

Total gross profit %	58.0%	53.3%

Operating Income:
TDS	$4,908	$8,538
Payment Processing	12,948	7,805

Sub-total — Reportable segments	17,856	16,343
Reconciling items (2)	(17,150)	(11,181)
Consolidated total	$706	$5,162

(1) — Represents share-based compensation unallocated to gross profit.

(2) — Reconciling items from segment operating income to consolidated operating income include the following:

	Nine Months Ended
	September 30, 2006		September 30, 2005

Restructuring costs	$(5,517)		$(1,920)
Share-based compensation expense	(3,432	) (a)	(414)
Litigation settlement, net	(1,500)		—
Unallocated corporate and centralized marketing, general and administrative expenses	(6,701)		(8,847)

Total	$(17,150)		$(11,181)

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 10
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$104,630	$83,120
Short-term investments	1,123	1,688

Total cash and short term investments	105,753	84,808

Accounts receivable, net	8,418	11,911
Other current assets	2,489	3,432

Total current assets	116,660	100,151

Property and equipment, net	5,585	10,804
Other assets, net	561	438
Restricted cash	2,100	2,100
Goodwill	57,628	57,628
Intangible assets, net	16,290	18,414

Total assets	$198,824	$189,535

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$11,309	$14,375
Deferred rent obligation	622	656
Deferred revenues	2,466	2,863
Funds due to merchants	8,525	7,112
Reserve for restructuring	877	989

Total current liabilities	23,799	25,995
Deferred rent, less current portion	2,101	2,548
Deferred tax liability	4,468	3,074
Long-term liabilities	1,461	965

Total liabilities	31,829	32,582

Commitments and contingencies

Stockholders’ equity:
Common stock	308	303
Additional paid-in capital	176,855	169,648
Accumulated other comprehensive gain	181	110
Retained earnings	10,438	7,679

Total	187,782	177,740
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	166,995	156,953

Total liabilities and stockholders’ equity	$198,824	$189,535

Lightbridge Announces Third Quarter 2006 Financial Results—Page 11
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
Restated for discontinued operations

	Three Months Ended
	September 30,	Non-GAAP		September 30,
	2006	Adjustments		2006

Revenues	$23,275	$—		$23,275

Cost of revenues	9,021	(52	) (b)	8,969

Gross profit	14,254	52		14,306

Operating expenses:
Engineering and development	2,726	(73	) (b)	2,653
Sales and marketing	4,863	(27	) (b)	4,836
General and administrative	3,254	(514	) (b)	2,740
Restructuring charges and related asset impairments	3,187	(3,187)		—

Total operating expenses	14,030	(3,801)		10,229

Income (loss) from operations	224	3,853		4,077

Other income, net	1,269	—		1,269

Income from continuing operations before provision for income taxes	1,493	3,853		5,346

Provision for income taxes	1,219	—		1,219

Income from continuing operations	274	3,853		4,127

Discontinued operations, net of income taxes:
Discontinued operations	—	—		—

Total discontinued operations, net of income taxes	—	—		—

Net income	$274	$3,853		$4,127

Net income per common share (basic):
From continuing operations	$0.01	$0.14		$0.15
From discontinued operations	—	—		—

Net income per common share (basic):	$0.01	$0.14		$0.15

Net income per common share (diluted):
From continuing operations	$0.01	$0.14		$0.15
From discontinued operations	—	—		—

Net income per common share (diluted):	$0.01	$0.14		$0.15

Basic weighted average shares	27,322	27,322		27,322

Diluted weighted average shares	28,364	28,364		28,364

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.
(b): Represents share-based compensation expense.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 12
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement (a)
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
Restated for discontinued operations

	Nine Months Ended
	September 30,	Non-GAAP		September 30,
	2006	Adjustments		2006

Revenues	$75,040	$—		$75,040

Cost of revenues	31,540	(197	) (b)	31,343

Gross profit	43,500	197		43,697

Operating expenses:
Engineering and development	8,909	(360	) (b)	8,549
Sales and marketing	14,574	(96	) (b)	14,478
General and administrative	13,794	(4,279	) (c)	9,515
Restructuring charges and related asset impairments	5,517	(5,517)		—

Total operating expenses	42,794	(10,252)		32,542

Income from operations	706	10,449		11,155

Other income, net	3,378	—		3,378

Income from continuing operations before provision for income taxes	4,084	10,449		14,533

Provision for income taxes	1,793	—		1,793

Income from continuing operations	2,291	10,449		12,740

Discontinued operations, net of income taxes:
Discontinued operations	468	—		468

Total discontinued operations, net of income taxes	468	—		468

Net income	$2,759	$10,449		$13,208

Net income per common share (basic):
From continuing operations	$0.08	$0.38		$0.47
From discontinued operations	0.02	—		0.02

Net income per common share (basic):	$0.10	$0.38		$0.49

Net income per common share (diluted):
From continuing operations	$0.08	$0.37		$0.45
From discontinued operations	0.02	—		0.02

Net income per common share (diluted):	$0.10	$0.37		$0.47

Basic weighted average shares	27,197	27,197		27,197

Diluted weighted average shares	28,158	28,158		28,158

(a): On January 1, 2006, Lightbridge, Inc. adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123(R)). Lightbridge, Inc.’s financial statements as of and for the three months ended March 31, 2006, June 30, 2006, and September 30, 2006 reflect the impact of SFAS 123(R). Prior to adoption of SFAS 123(R), Lightbridge Inc. accounted for stock compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB 25). In accordance with APB 25, Lightbridge, Inc. accounted for stock-based awards using the intrinsic value method. Since Lightbridge, Inc. adopted the modified prospective transition method, results for prior period have not been restated under the fair value method. Therefore, for periods prior to January 1, 2006, no stock-based compensation expense had been recognized in Lightbridge, Inc.’s statement of operations when the exercise price of options granted equaled the estimated fair market value of the underlying stock at date of grant. Stock-based compensation of $0.4 million was recorded in the quarter ended September 30, 2005 related to the performance based vesting of certain executives’ stock options.
(b): Represents share-based compensation expense.
(c): Represents share-based compensation expense of $2,779 and a litigation settlement expense of $1,500.

Lightbridge Announces Third Quarter 2006 Financial Results—Page 13
Lightbridge, Inc. and Subsidiaries
Q4 2006 Guidance Summary
GAAP to Non-GAAP Reconciliation
(in millions, except per share data)
Lightbridge’s future performance involves risks and uncertainties, and the Company’s actual results could differ materially from such performance. Some of the factors that could affect the Company’s operating results are set forth under the caption “Forward-Looking Statements” above in this press release. Additional information about factors that could affect Lightbridge’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Guidance to
Three months ending
December 31, 2006

Revenues	$19.3-$21.1

Net income (loss) per diluted share	($0.03) - $0.05

Share-based compensation expense	$0.4-$0.6

Restructuring charges	$2.1-$2.4

Net income per diluted share before share-based compensation expense and restructuring charges (a)	$0.06-$0.14
(a) : Represents a non-GAAP financial measure